EXHIBIT 11.1

              Computation of Earnings (Loss) Per Share

                            Year ended    Year ended    Year ended
                            December 28,  December 30,  December 31,
                            1996          1995          1994
                            ------------  ------------  ------------
Weighted average common
 shares outstanding         7,780,766     7,674,534     7,581,000


Common share equivalent
 included in calculation of
 primary earnings per share        --            --            --
                            ---------     ---------     ---------


Primary weighted common shares
 and common share equivalents
 outstanding, using the
 treasury stock method      7,780,766     7,674,534     7,581,000
                            =========     =========     =========


Common share equivalent
 included in calculation of
 fully diluted earnings per
 share                             --            --            --
                            =========     =========     =========


Fully diluted weighted common
 shares and common share
 equivalents outstanding,
 using the treasury stock
 method                     7,780,766     7,674,534     7,581,000
                            =========     =========     =========
